CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS
Reiterates 2018 Outlook of Increased Revenue and the Generation of Operating Profit and Positive Cash Flow
Q2 2018 Overview

•	Revenues rose 21.6% to $11.8 million from $9.7 million as compared to Q2 2017

•	SG&A declined 19.6% to $4.8 million from $5.9 million as compared to Q2 2017

•	Net loss from continuing operations of $1.7 million, or $0.07 per diluted share, compared to a net loss from continuing operations of $5.6 million, or $0.24 per diluted share

•	At June 30, 2018:

•	capital projects backlog of $14.4 million

•	total cash and equivalents (including restricted cash) of $10.4 million, or $0.43 per diluted share

•	debt free

WARRENVILLE, Ill., August 13, 2018 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2018 (“Q2 2018”).
“Our results for Q2 2018 continued to reflect the primary themes of our ongoing operational improvement: higher revenues due to our successful business development in 2017 and early 2018, and lower selling, general and administrative (SG&A) expenses resulting from our previously announced cost-containment initiatives,” said Vincent J. Arnone, Chairman, President, and CEO of Fuel Tech.
“Although we are disappointed with our loss in the quarter, we attribute this result to the following factors: customer-driven delays in the execution of projects under contract that shifted revenue from Q2 into Q3; margin erosion on lower-margin projects being executed in foreign geographies, which will not recur; incurring certain S,G&A expenses earlier than planned that will not recur in the second half of 2018; and a $0.3 million non-cash abandonment charge associated with certain patents that we do not expect to provide value to the Company in future periods.

“We continue to pursue a promising pipeline of additional contract opportunities, particularly in the US. We are in various stages of negotiation with potential clients that, in the aggregate, represent $10-$15 million of contract awards that we expect to close during the current third quarter ending September 30. We are pursuing additional opportunities beyond this, which we expect to announce prior to year-end 2018. We are therefore reiterating our outlook for growth and full year operating profitability for 2018.”
Mr. Arnone concluded, “We continue to advance our entry into the water treatment space via our previously announced exclusive license agreement with NanO2 LLC (“NanO2”). We have had productive conversations with several of our existing clients and remain encouraged by the long-term opportunities offered by this technology. We are now in the process of securing demonstration-scale and lab-scale equipment which will enable us to rapidly respond to technology demonstration requests and enable the Fuel Tech team to study the capabilities of the existing technology as we look to possibly address additional customer needs.”
2018 Outlook
The Company reiterates its forecast for continuing operational improvement in 2018 when compared to 2017. This includes higher total revenues, driven primarily by the Air Pollution Control (“APC”) segment, profitability from continuing operations, and positive cash flow generation, due in large part to a lower cost structure.
Q2 2018 Results Overview
Consolidated revenues rose 21.6% to $11.8 million from $9.7 million in Q2 2017, reflecting the timing of project execution due to the conversion of previously announced new orders during 2017 and early 2018.
Cost of sales rose to $8.1 million, or 68.6% of revenues, from $6.1 million, or 62.8% of revenues, in Q2 2017, due primarily to the conversion of previously announced new orders, project mix, and certain product demonstration expenses.
Gross margin declined to 31.4% of revenues from 37.2% in Q2 2017, due to the revenue mix between APC and FUEL CHEM, the above-referenced execution issues on foreign projects, and certain product demonstration expenses.
SG&A expenses declined 19.6% to $4.8 million, or 40.2% of revenues, from $5.9 million, or 60.8% of revenues, in Q2 2017, driven primarily by the previously announced cost containment initiatives.
Net loss from continuing operations was $1.7 million, or $0.07 per diluted share, compared to a net loss from continuing operations of $5.6 million, or $0.24 per diluted share, in Q2 2017. Net loss from continuing operations in Q2 2018 and Q2 2017 included non-cash charges of $0.3 million and $3.0 million, respectively.
Net loss for Q2 2018 was $1.7 million, or $0.07 per diluted share, as compared to a net loss of $6.9 million, or $0.29 per diluted share, in Q2 2017. In addition to the above-referenced non-cash charges, net loss in Q2 2018 and 2017 also included losses from discontinued operations of $0.1 million, or $0.00 per diluted share, and $1.3 million, or $0.05 per diluted share, respectively.
APC segment revenues rose by 51.6% to $8.4 million from $5.5 million in Q2 2017, driven by the conversion of orders received in 2017. APC gross margin was $2.1 million, or 24.7%, as compared to $1.4 million, or 26%, in Q2 2017, due to product line and geographical mix versus the prior quarter.
FUEL CHEM segment revenues decreased to $3.4 million from $4.2 million in Q2 2017, with gross margin of 48% as compared to 52% for the same period last year. FUEL CHEM revenues in 2018 are expected to trend similarly to 2017.
Research and development expenses for Q2 2018 and Q2 2017 were $0.3 million, respectively, which supports our continued development of new products.
Adjusted EBITDA loss for Q2 2018 was $1.1 million as compared to an Adjusted EBITDA loss of $2.2 million for Q2 2017.
At June 30, 2018, cash and cash equivalents were $10.4 million, which included restricted cash of $6.5 million. Shareholders’ equity was $32.4 million, or $1.34 per share, and the Company had zero long-term debt.
Capital projects backlog was $14.4 million, as compared to $22.1 million at December 31, 2017.
Year-to-Date Results Overview
Consolidated revenues for the first six months of 2018 rose 35.1% to $24.6 million from $18.2 million in the comparable period of 2017, due primarily to the reasons cited above.
SG&A expenses for the six months ended June 30, 2018 declined 12.6% to $9.7 million from $11.1 million in the same period last year. On a total dollar basis, SG&A for the year-to-date period decreased by $1.4 million.
Net loss from continuing operations narrowed to $1.9 million, or $0.08 per share, compared to a net loss from continuing operations of $7.4 million, $0.31 per share, in the same period last year.
Net loss for the first half of 2018 was $2.0 million, or $0.08 per diluted share, as compared to a net loss of $9.4 million, or $0.39 per diluted share, for the same period in 2017. Net loss in the 2017 period also included a loss from discontinued operations of $2.0 million, or $0.08 per diluted share.

Conference Call
Management will host a conference call on Tuesday, August 14, 2018 at 10:00 am ET / 9:00 am CT to discuss the results and business activities.
Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic) or

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment and advanced engineering services. These technologies enable customers to produce energy and processed materials and deliver water treatment solutions in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along UDI™ Urea Direct Injection system for SCR reagent supply, and the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.

Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to provide a competitive advantage over conventional utility and industrial aeration. An innovative alternative to current aeration technology among other applications, DGI systems can deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, treatment, biological activity and wastewater odor management. DGI technology benefits include reduced energy consumption, installation costs, and operating costs, while improving treatment performance.

Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.

Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$3,912	$8,366
Restricted cash	6,520	1,020
Marketable securities	2	6
Accounts receivable, net of allowance for doubtful accounts of $1,460 and $1,545, respectively	21,294	19,690
Inventories, net	725	945
Prepaid expenses and other current assets	3,819	3,592
Income taxes receivable	140	129
Total current assets	36,412	33,748
Property and equipment, net of accumulated depreciation of $26,262 and $25,938, respectively	6,066	6,272
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,522 and $6,421, respectively	1,234	1,671
Restricted cash	—	5,000
Assets held for sale	485	485
Other assets	644	1,192
Total assets	$46,957	$50,484
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,766	$9,065
Accrued liabilities:
Employee compensation	1,484	1,487
Income taxes payable	—	73
Other accrued liabilities	2,919	5,098
Total current liabilities	14,169	15,723
Other liabilities	367	420
Total liabilities	14,536	16,143
COMMITMENTS AND CONTINGENCIES (Note 12)
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,825,891 and 24,777,001 shares issued, and 24,170,585, and 24,132,910 shares outstanding, respectively	248	248
Additional paid-in capital	138,797	138,760
Accumulated deficit	(104,267)	(102,503)
Accumulated other comprehensive loss	(949)	(768)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,484)	(1,472)
Total shareholders’ equity	32,421	34,341
Total liabilities and shareholders’ equity	$46,957	$50,484

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$11,847	$9,741	$24,638	$18,232
Costs and expenses:
Cost of sales	8,125	6,116	15,891	10,885
Selling, general and administrative	4,763	5,923	9,684	11,077
Restructuring charge	—	58	—	119
Research and development	261	280	549	564
Intangible assets abandonment and building impairment	317	2,965	317	2,965
	13,466	15,342	26,441	25,610
Operating loss from continuing operations	(1,619)	(5,601)	(1,803)	(7,378)
Interest income	—	3	2	6
Other expense	(59)	(2)	(67)	(4)
Loss from continuing operations before income taxes	(1,678)	(5,600)	(1,868)	(7,376)
Income tax (benefit) expense	(1)	15	(2)	15
Net loss from continuing operations	(1,679)	(5,585)	(1,870)	(7,361)
Loss from discontinued operations (net of income tax benefit of $0 in 2018 and 2017)	(74)	(1,269)	(99)	(1,999)
Net loss	$(1,753)	$(6,854)	$(1,969)	$(9,360)
Net loss per common share:
Basic
Continuing operations	$(0.07)	$(0.24)	$(0.08)	$(0.31)
Discontinued operations	$—	$(0.05)	$—	$(0.08)
Basic net loss per common share	$(0.07)	$(0.29)	$(0.08)	$(0.39)
Diluted
Continuing operations	$(0.07)	$(0.24)	$(0.08)	$(0.31)
Discontinued operations	$—	$(0.05)	$—	$(0.08)
Diluted net loss per common share	$(0.07)	$(0.29)	$(0.08)	$(0.39)
Weighted-average number of common shares outstanding:
Basic	24,170,000	23,738,000	24,158,000	23,606,000
Diluted	24,170,000	23,738,000	24,158,000	23,606,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(1,753)	$(6,854)	$(1,969)	$(9,360)
Other comprehensive income (loss):
Foreign currency translation adjustments	(594)	380	(178)	496
Unrealized gains (losses) from marketable securities, net of tax	(2)	—	(3)	1
Total other comprehensive income (loss)	(596)	380	(181)	497
Comprehensive loss	$(2,349)	$(6,474)	$(2,150)	$(8,863)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net loss	$(1,969)	$(9,360)
Loss from discontinued operations	99	1,999
Net loss from continuing operations	(1,870)	(7,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	355	755
Amortization	106	109
Loss on disposal of equipment	17	114
Provision for doubtful accounts, net of recoveries	(62)	30
Excess and obsolete inventory reserve	—	228
Intangible assets abandonment and building impairment	317	2,965
Stock-based compensation, net of forfeitures	38	1,156
Changes in operating assets and liabilities:
Accounts receivable	(1,766)	(110)
Inventories	213	(570)
Prepaid expenses, other current assets and other non-current assets	229	16
Accounts payable	714	(1,591)
Accrued liabilities and other non-current liabilities	(1,760)	323
Net cash used in operating activities - continuing operations	(3,469)	(3,936)
Net cash used in operating activities - discontinued operations	(43)	(1,316)
Net cash used in operating activities	(3,512)	(5,252)
Investing Activities
Purchases of equipment and patents	(214)	(233)
Proceeds from the sale of equipment	2	1
Net cash used in investing activities	(212)	(232)
Financing Activities
Taxes paid on behalf of equity award participants	(13)	(258)
Net cash used in financing activities	(13)	(258)
Effect of exchange rate fluctuations on cash	(217)	492
Net decrease in cash, cash equivalents and restricted cash	(3,954)	(5,250)
Cash, cash equivalents, and restricted cash at beginning of period	14,386	17,846
Cash, cash equivalents and restricted cash at end of period	$10,432	$12,596

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended June 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,407	$3,440	$—	$11,847
Cost of sales	(6,328)	(1,797)	—	(8,125)
Gross margin	2,079	1,643	—	3,722
Selling, general and administrative	—	—	(4,763)	(4,763)
Research and development	—	—	(261)	(261)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$2,079	$1,643	$(5,341)	$(1,619)

Three months ended June 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$5,545	$4,196	$—	$9,741
Cost of sales	(4,103)	(2,013)	—	(6,116)
Gross margin	1,442	2,183	—	3,625
Selling, general and administrative	—	—	(5,923)	(5,923)
Restructuring charge	(58)	—	—	(58)
Research and development	—	—	(280)	(280)
Building impairment	—	—	(2,965)	$(2,965)
Operating income (loss) from continuing operations	$1,384	$2,183	$(9,168)	$(5,601)

Six Months Ended June 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$16,990	$7,648	$—	$24,638
Cost of sales	(11,924)	(3,967)	—	(15,891)
Gross margin	5,066	3,681	—	8,747
Selling, general and administrative	—	—	(9,684)	(9,684)
Research and development	—	—	(549)	(549)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$5,066	$3,681	$(10,550)	$(1,803)

Six Months Ended June 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$9,547	$8,685	$—	$18,232
Cost of sales	(6,603)	(4,282)	—	(10,885)
Gross margin	2,944	4,403	—	7,347
Selling, general and administrative	—	—	(11,077)	(11,077)
Restructuring charge	(58)	(61)	—	(119)
Research and development	—	—	(564)	(564)
Building impairment	—	—	(2,965)	(2,965)
Operating income (loss) from continuing operations	$2,886	$4,342	$(14,606)	$(7,378)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
United States	$8,830	$5,915	$19,072	$12,649
Foreign	3,017	3,826	5,566	5,583
	$11,847	$9,741	$24,638	$18,232

	June 30, 2018	December 31, 2017
Assets:
United States	$29,593	$29,945
Foreign	17,364	20,539
	$46,957	$50,484

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(1,753)	$(6,854)	$(1,969)	$(9,360)
Interest income	—	3	(2)	—
Income tax expense	1	(15)	2	(15)
Depreciation expense	160	350	355	755
Amortization expense	53	205	106	410
EBITDA	(1,539)	(6,311)	(1,508)	(8,210)
Intangible assets abandonment and building impairment	374	2,965	374	2,965
Stock compensation expense	97	1,166	38	1,156
ADJUSTED EBITDA	(1,068)	(2,180)	(1,096)	(4,089)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.